CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-219706 and 333-207427 on Forms S-8 of HomeStreet Inc. and Subsidiaries of our report dated March 7, 2025 relating to our audit of the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K as of and for the year ended December 31, 2024.

/s/ Crowe LLP

Los Angeles, California
March 7, 2025